EXHIBIT 99.4

FORM OF LETTER TO CLIENTS OF NOMINEE HOLDERS

BIOFUEL ENERGY CORP.

Depositary Shares Representing Interests in Series A Non-Voting Convertible Preferred Stock

Offered Pursuant to Subscription Rights
Distributed to Stockholders
of BioFuel Energy Corp.

[                    ]

To Our Clients:

Enclosed for your consideration is a prospectus (the “Prospectus”) dated [                    ] relating to the rights offering (the “Rights Offering”) by BioFuel Energy Corp. (the “Company”) of non-transferable subscription rights (the “Rights”) to subscribe for and purchase one depositary share (a “Depositary Share”) representing a fractional interest in a share of Series A Non-Voting Convertible Preferred Stock per Right, distributed to all holders of record (“Record Holders”) of common stock (“Common Stock”) of the Company, on 5:00 p.m., New York City time, on [                    ] (the “Record Date”). The Rights, the Depositary Shares and the Series A Non-Voting Convertible Preferred Stock are described in the Prospectus.

The Rights will expire if not exercised, at 5:00 p.m., New York City time, on [                    ] (as it may be extended, the “Expiration Date”), unless extended by the Company as described in the Prospectus.

As described in the accompanying Prospectus, you will receive [                    ] Rights for each share of Common Stock carried by us in your account as of 5:00 p.m., New York City time, on the Record Date.

Each whole Right entitles the holder thereof to purchase one Depositary Share  (the “Basic Subscription Privilege”) at the cash price of $0.56 (the “Rights Price”). In addition, Rights holders are entitled to subscribe for an additional amount of Depositary Shares equal to up to 100% of the Depositary Shares for which they were otherwise entitled to subscribe (the “Over-Subscription Privilege”). If there is a sufficient number of Depositary Shares (the “Excess Depositary Shares”) available to fully satisfy the Over-Subscription Privilege requests of all holders following the exercise of Rights under their Basic Subscription Privileges, all over-subscription requests will be honored in full. If insufficient Depositary Shares are available to fully satisfy the Over-Subscription Privilege requests of all holders, the available unsubscribed Depositary Shares will be distributed proportionately among those holders who exercised their Over-Subscription Privilege based on the number of Depositary Shares each holder subscribed for pursuant to their Over-Subscription Privilege.  Fractional Depositary Shares resulting from the proportionate distribution of unsubscribed Depositary Shares pursuant to the Over-Subscription Privilege will be eliminated by rounding down to the nearest whole share.

Each share of Series A Non-Voting Convertible Preferred Stock will, following the requisite stockholder approval, as described in the Prospectus, automatically convert into shares of Common Stock.  Upon such conversion, each Depositary Share shall entitle the holder thereof to receive one share of Common Stock and, upon the distribution of one share of Common Stock to the holder, each such Depositary Share shall be automatically cancelled and have no further value. The Common Stock is traded on The NASDAQ Global Market (“NASDAQ”) under the symbol “BIOF.” The Rights will be evidenced by Rights certificates (the “Rights Certificates”), which will be non-transferable. The Depositary Shares will not be listed for trading on any stock exchange.

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any Depositary Shares to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. We urge you to read the Prospectus carefully before instructing us to exercise your Rights.

If you wish to have us, on your behalf, exercise the Rights for any Depositary Shares to which you are entitled, please so instruct us by completing, executing and returning to us the Beneficial Owner Election Form attached hereto.

Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., New York City time, on the Expiration Date. Once you have exercised your Rights, such exercise may not be revoked.

Additional copies of the enclosed materials may be obtained from Okapi Partners LLC, the Information Agent. The Information Agent’s telephone number is (877) 869-0171 (for stockholders). Any questions or requests for assistance concerning the Rights Offering should be directed to the Information Agent.

Very truly yours,

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledges receipt of our letter and the enclosed materials relating to the grant of non-transferable rights (the “Rights”) to purchase one Depositary Share (a “Depositary Share”) per Right representing a fractional interest in a share of Series A Non-Voting Convertible Preferred Stock.

This will instruct us whether to exercise Rights to purchase Depositary Shares held by you, pursuant to the terms and subject to the conditions set forth in the Company’s prospectus (the “Prospectus”) dated [                    ] and the related “Instructions as to Use of BioFuel Energy Corp. Rights Certificates.”

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1.	☐	Please DO NOT EXERCISE RIGHTS for Depositary Shares.

Box 2.	☐	Please EXERCISE RIGHTS for Depositary Shares as set forth below:

Number of Depositary Shares being purchased:

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I subscribe for ____________ Depositary Shares	x $ 0.56	= $ ________________
(no. of Depositary Shares)	(Rights price)	(amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

If you wish to subscribe for additional Depositary Shares pursuant to your Over-Subscription Privilege, up to 100% of the Depositary Shares for which you were otherwise entitled to subscribe:

I subscribe for _____________ Depositary Shares	x $ 0.56=	= $ ________________
(no. of Depositary Shares)	(Rights price)	(amount enclosed)

NOTE: IF INSUFFICIENT DEPOSITARY SHARES ARE AVAILABLE TO FULLY SATISFY THE OVER-SUBSCRIPTION PRIVILEGE REQUESTS OF ALL HOLDERS, THE AVAILABLE UNSUBSCRIBED DEPOSITARY SHARES WILL BE DISTRIBUTED PROPORTIONATELY AMONG THOSE HOLDERS WHO EXERCISED THEIR OVER-SUBSCRIPTION PRIVILEGE BASED ON THE NUMBER OF DEPOSITARY SHARES EACH HOLDER SUBSCRIBED FOR PURSUANT TO THEIR OVER-SUBSCRIPTION PRIVILEGE.

(c) Total Amount of Payment Enclosed = $_____________

I am (we are) making the total subscription payment required in the following manner:

Box 3.	☐	Payment in the following amount is enclosed: $___________; or

Box 4.	☐	Please deduct payment of $_________ from the following account maintained by you as follows:

Type of Account: _____________                                        Account No.: _____________

(The total of Box 3 and Box 4 must equal the total subscription payment specified on the line (c) above.)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of Depositary Shares indicated above upon the terms and conditions specified in the Prospectus;

•	agree that if I (we) fail to pay for the Depositary Shares I (we) have elected to purchase, you may exercise any remedies available to you under law; and

•	understand that my (our) exercise of Rights may not be withdrawn.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:
Capacity:
Address (including Zip Code):
Telephone Number:

FORM OF NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, custodian bank or other nominee holder of rights (the “Rights”) to purchase one depositary share (a “Depositary Share”) per Right representing a fractional interest of a share of Series A Non-Voting Convertible Preferred Stock of BioFuel Energy Corp. (the “Company”) pursuant to the rights offering (the “Rights Offering”) described in the Company’s prospectus dated [                    ], hereby certifies to the Company and to The Bank of New York Mellon, as subscription agent for the Rights Offering, that the undersigned has:

(1) exercised the number of Rights specified below on behalf of beneficial owners (which may include the undersigned); and

(2) listed separately below for each beneficial owner (without identifying the beneficial owner) the number of Rights each beneficial owner has elected to exercise.

The undersigned further certifies that each subscriber for whose account the undersigned is subscribing for Depositary Shares is a bona fide beneficial owner of Common Stock as of the record date for the Rights Offering and that such beneficial ownership is reflected on the undersigned’s records. The undersigned agrees to provide the Company or its designee with such additional information as the Company deems reasonably necessary to verify the foregoing.

Number of shares of Common Stock Owned on the Record Date	Number of Basic Subscription Rights Exercised	Number of Over- Subscription Rights Exercised